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                                                                     Exhibit 2.1

                              AMENDED AND RESTATED

                               EXCHANGE AGREEMENT
                             BY DECLARATION OF TRUST

                            DATED AS OF MAY 14, 2002

                                  BY AND AMONG

                         INVERESK RESEARCH GROUP, INC.,

                           PAUL COWAN AS ESCROW AGENT

                                       AND

                    THE SHAREHOLDERS NAMED IN THIS AGREEMENT


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                                TABLE OF CONTENTS
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ARTICLE I      DEFINITIONS..................................................    2

      1.1.        Definitions...............................................    2

ARTICLE II     SHARE EXCHANGE...............................................    4

      2.1.        Declaration of Trust......................................    4

      2.2.        Issuance of New Holdco Shares.............................    4

      2.3.        Stockholder Resolutions...................................    4

      2.4.        Waiver of Rights of Pre-emption...........................    4

      2.5.        Termination of Trust......................................    4

ARTICLE III    ESCROW.......................................................    5

      3.1.        Appointment of Escrow Agent...............................    5

      3.2.        Creation of the Escrow....................................    5

      3.3.        Administration of the Escrow..............................    5

      3.4.        Appointment of Representative.............................    5

      3.5.        Duties of Escrow Agent....................................    6

      3.6.        Reliance..................................................    6

      3.7.        Liability.................................................    6

      3.8.        Disputes..................................................    6

      3.9.        Resignation...............................................    6

      3.10.       Removal of Escrow Agent...................................    7

ARTICLE IV     POWER OF ATTORNEY............................................    7

      4.1.        Power of Attorney.........................................    7

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF NEW HOLDCO.................    7

      5.1.        Business of New Holdco....................................    7

      5.2.        Due Incorporation.........................................    7

      5.3.        Authority to Execute and Perform Agreement................    7

      5.4.        Authorized Capital Share..................................    8

      5.5.        Valid Issuance............................................    8

      5.6.        Proceedings...............................................    8

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS...............    8

      6.1.        Restricted Securities.....................................    8

      6.2.        Purchase Entirely for Own Account.........................    9

      6.3.        Economic Risk.............................................    9
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      6.4.        Future Performance........................................    9

      6.5.        Expert Advice.............................................    9

      6.6.        No Approval...............................................    9

      6.7.        Accredited Investor/Non U.S. Person.......................    9

      6.8.        Legend, No Public Market..................................    9

      6.9.        Authority to Execute and Perform Agreement................   10

      6.10.       Ownership of Share Capital of Old Holdco..................   10

ARTICLE VII    COVENANTS OF SHAREHOLDERS....................................   10

      7.1.        No Directed Selling Efforts...............................   10

      7.2.        Compliance with Offering Restrictions.....................   10

      7.3.        No offers or sales in the United States...................   10

ARTICLE VIII   COVENANTS OF NEW HOLDCO......................................   11

      8.1.        No Directed Selling Efforts...............................   11

      8.2.        Compliance with Offering Restrictions.....................   11

      8.3.        Compliance with Securities Laws...........................   11

      8.4.        No Stop Orders............................................   11

      8.5.        Conduct of Business Prior to the Exchange Time............   11

ARTICLE IX     MISCELLANEOUS................................................   11

      9.1.        Additional Shareholder Covenants..........................   11

      9.2.        Investment Agreements.....................................   12

      9.3.        Fees and Costs............................................   12

      9.4.        Force Majeure.............................................   12

      9.5.        Counterparts..............................................   12

      9.6.        Section Headings; Exhibits................................   12

      9.7.        No Waiver.................................................   12

      9.8.        Governing Law.............................................   13

      9.9.        Entire Agreement..........................................   13

      9.10.       Amendment.................................................   13

      9.11.       Invalid Provisions........................................   13

      9.12.       Notices...................................................   13

      9.13.       Third Party Beneficiaries.................................   13

      9.14.       Confidentiality...........................................   13
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      9.15.       Specific Performance......................................   13

      9.16.       Gender and Person.........................................   14

      9.17.       Successors and Assigns; Transfers by Trustees.............   14

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         AMENDED AND RESTATED EXCHANGE AGREEMENT BY DECLARATION OF TRUST

            THIS AMENDED AND RESTATED EXCHANGE AGREEMENT BY DECLARATION OF TRUST, dated as of May 14, 2002 (this "Agreement"), is made and entered into by and among Inveresk Research Group, Inc., a Delaware corporation ("New Holdco"), Paul Cowan, in his capacity as escrow agent pursuant to this Agreement (the "Escrow Agent") and the shareholders of Inveresk Research Group Limited, a private company registered in Scotland, Reg. No. SC - 198206 ("Old Holdco"), listed on Schedule I to this Agreement (each a "Shareholder" and collectively, the "Shareholders").

                                   BACKGROUND

            WHEREAS, Old Holdco is the holding company for a group of companies consisting of Inveresk Research International Limited, a company organized under the laws of Scotland, and its subsidiaries (collectively, the "Inveresk Group");

            WHEREAS, the Board of Directors of Old Holdco has determined that it is in the best interest of the Inveresk Group that the holding company of the Inveresk Group be domiciled in the United States;

            WHEREAS, the Shareholders together own all of the issued and outstanding share capital of Old Holdco and each Shareholder currently owns the number and class of shares of Old Holdco set forth opposite such Shareholder's name on Schedule I to this Agreement;

            WHEREAS, in order to facilitate the redomiciling of the holding company of the Inveresk Group to the United States, New Holdco, the Escrow Agent and the Shareholders entered into an Exchange Agreement by Declaration of Trust on April 2, 2002 (the "Original Agreement") pursuant to which each Shareholder agreed that, on the terms and subject to the conditions set forth in this Agreement, and in consideration of the issuance by New Holdco to such Shareholder of the number of shares of common stock, par value $.01 per share of New Holdco ("New Holdco Common Stock") specified in the Original Agreement, as of the Exchange Time (as defined below), such Shareholder will hold such Shareholder's shares of Old Holdco on trust absolutely for New Holdco;

            WHEREAS, the number of shares of New Holdco Common Stock to be issued to each Shareholder pursuant to the Original Agreement recognizes the differing rights attaching to each class of share in Old Holdco as set forth in the Old Holdco Articles (as defined below);

            WHEREAS, simultaneously with execution and delivery of the Original Agreement, each Shareholder executed a resolution confirming that none of the transactions contemplated by the Original Agreement, including consummation of the IPO (as defined below), will constitute a Conversion Event as defined in and for purposes of the Old Holdco Articles;

            WHEREAS, New Holdco, the Escrow Agent and the Shareholders desire to amend and restate the Original Agreement in order to reflect a proportionate change in the number of shares of New Holdco Common Stock to be issued to each Shareholder at the Exchange Time, which change is being made solely to facilitate the IPO (as described below);

            WHEREAS, the parties to this Agreement intend the transactions contemplated by this Agreement to qualify as a tax-free share exchange pursuant to Section 351 and/or Section 368 of the United States Internal Revenue Code of 1986, as amended, and a reorganization within Section 135 of the United Kingdom Taxation of Chargeable Gains Act 1992, as amended;

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            NOW, THEREFORE, in consideration of the premises and the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

       1.1. DEFINITIONS. As used herein, the following terms shall have the respective meanings:

            "Affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

            "A Ordinary Shares" means cumulative convertible participating A ordinary shares of L1 each in the share capital of Old Holdco.

            "Agreement" has the meaning set forth in the introductory paragraph to this Agreement.

            "B Ordinary Shares" means convertible participating B ordinary shares of L1 each in the share capital of Old Holdco.

            "Candover Holder" means each of the entities listed under the caption "Candover Holders" on Schedule I to this Agreement.

            "Certificates" has the meaning set forth in Section 3.2 of this Agreement.

            "Directed Selling Efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Regulation S Exchange Shares.

            "Distribution Compliance Period" means the period commencing on the date on which the Exchange Shares are issued and ending on the first anniversary of such date.

            "Escrow Agent" has the meaning set forth in the introductory paragraph to this Agreement.

            "Exchange Amount" means with respect to each Shareholder, the number of shares of New Holdco Common Stock set forth opposite such Shareholder's name on Schedule I to this Agreement under the caption "Exchange Shares."

            "Exchange Shares" has the meaning set forth in Section 2.2 of this Agreement.

            "Exchange Time" means the time and date specified as the "Exchange Time" in a notice (the "Notice of Exchange Time") provided by New Holdco to any Candover Holder at such Candover Holder's address set forth on Schedule I to this Agreement stating that management of New Holdco reasonably believes that the pricing of the IPO will occur on the second Nasdaq trading day following delivery of the Notice of Exchange Time.

            "IPO" shall mean an initial public offering of shares of New Holdco Common Stock in the United States, effected pursuant to a registration statement on Form S-1 under the Securities Act.

            "Inveresk Group" has the meaning set forth in the first recital to this Agreement.

            "Investment Agreements" has the meaning set forth in Section 9.2 of this Agreement.

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            "New Holdco" has the meaning set forth in the introductory paragraph to this Agreement.

            "New Holdco Common Stock" has the meaning set forth in the recitals to this Agreement.

            "New Holdco Stockholder Consents" has the meaning set forth in
Section 3.2 of this Agreement.

            "Offering Restrictions" has the meaning set forth in Regulation S.

            "Old Holdco" has the meaning set forth in the introductory paragraph to this Agreement.

            "Old Holdco Articles" means the Articles of Association of Old Holdco, as in effect on the date of this Agreement.

            "Old Holdco Shares" means, with respect to each Shareholder, the number of Ordinary Shares, A Ordinary Shares and B Ordinary Shares set forth opposite such Shareholder's name on Schedule I to this Agreement, under the caption "Old Holdco Shares."

            "Ordinary Shares" means ordinary shares of L1 each in the share capital of Old Holdco.

            "Original Agreement" has the meaning set forth in the recitals to this Agreement.

            "Person" shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, joint stock company, trust, unincorporated organization, other forms of business or legal entity or government authority, agency or political subdivision thereof.

            "Regulation D" means Regulation D promulgated under the Securities Act, as currently in effect.

            "Regulation S" means Regulation S promulgated under the Securities Act, as currently in effect.

            "Regulation S Exchange Shares" means all of the Exchange Shares that are issued pursuant to this Agreement in reliance on the exemptions from the registration requirements of the Securities Act provided by Regulation S.

            "Representative" has the meaning set forth in Section 3.4 of this Agreement.

            "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, and as the same shall be in effect from time to time.

            "Shareholder" and "Shareholders" have the meanings set forth in the introductory paragraph to this Agreement.

            "Termination Date" means September 30, 2002.

            "Transfer Forms" has the meaning set forth in Section 3.2 of this Agreement.

            "Trigger Event" has the meaning set forth in Section 9.1(a) of this Agreement.

            "U.S. Person" means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an


                                       3
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estate or trust) held by a dealer or other fiduciary for the benefit of a U.S.
Person; (vii) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) any partnership or corporation organized under the laws of any foreign jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act.

            "1999 Investment Agreement" has the meaning set forth in Section 9.2 of this Agreement.

            "2001 Investment Agreement" has the meaning set forth in Section 9.2 of this Agreement.



                                  ARTICLE II

                                 SHARE EXCHANGE

      2.1. DECLARATION OF TRUST. Each Shareholder hereby covenants and agrees that as of and after the Exchange Time, (i) such Shareholder shall hold all of such Shareholder's Old Holdco Shares, including all dividends and distributions declared after the Exchange Time from such Old Holdco Shares, on trust for New Holdco absolutely; and (ii) upon request from New Holdco such Shareholder shall transfer legal title to its Old Holdco Shares to such Person as New Holdco may direct.

      2.2. ISSUANCE OF NEW HOLDCO SHARES. In consideration of the covenants and agreements in Section 2.1 of this Agreement, New Holdco hereby covenants and agrees that, as of the Exchange Time, it shall issue to each Shareholder a number of shares of New Holdco Common Stock equal to such Shareholder's Exchange Amount. The shares of New Holdco Common Stock to be issued to the Shareholders pursuant to this Agreement are referred to in this Agreement as the "Exchange Shares." No later than ten days after the Exchange Time, New Holdco shall deliver share certificates representing the Exchange Shares issued to each Shareholder pursuant to this Section 2.2 to such Shareholder at the address set forth for such Shareholder on Schedule I to this Agreement.

      2.3. STOCKHOLDER RESOLUTIONS. Prior to the execution of this Agreement, each Shareholder has executed and delivered to Old Holdco a resolution confirming that none of the transactions contemplated by this Agreement, including consummation of the IPO, will constitute a Conversion Event under and for the purposes of the Old Holdco Articles.

      2.4. WAIVER OF RIGHTS OF PRE-EMPTION. Each Shareholder hereby expressly waives any right of pre-emption which such Shareholder may have in relation to the sale and/or transfer of any Shareholder's Old Holdco Shares to New Holdco.

      2.5. TERMINATION OF TRUST. Notwithstanding anything to the contrary in this Agreement, the agreement to hold on trust granted by each Shareholder pursuant to Section 2.1 of this Agreement and the power of attorney granted by each Shareholder pursuant to Section 4.1 of this Agreement shall terminate and be of no further force or effect if the Exchange Time has not occurred on or prior to the Termination Date.



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                                  ARTICLE III.

                                     ESCROW

      3.1. APPOINTMENT OF ESCROW AGENT. New Holdco and the Shareholders hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, escrow agent, under and pursuant to the terms of this Agreement.

      3.2.  CREATION OF THE ESCROW. In furtherance of its obligations under
Article II and Article IV of this Agreement, each Shareholder, prior to the execution of this Agreement, has deposited the following into escrow with the Escrow Agent: (i) share certificates representing such Shareholder's Old Holdco Shares (collectively, the "Certificates"); (ii) share transfer forms (pre-stamped and duly executed in blank but undated) relating to the Shares represented by the Certificates (collectively, the "Transfer Forms") and (iii) an executed, undated, counterpart to a written consent of the stockholders of New Holdco approving, among other things, the adoption of Stock Option Plans by New Holdco (collectively, the "New Holdco Stockholder Consents"). The receipt of the Certificates, Transfer Forms and New Holdco Stockholder Consents is hereby acknowledged by the Escrow Agent. The Certificates and Transfer Forms shall not be subject to any lien or attachment by any creditor of New Holdco, Old Holdco or any of the Shareholders.

      3.3.  ADMINISTRATION OF THE ESCROW.

            (a) Each Shareholder hereby irrevocably agrees that New Holdco, in its sole discretion, may, at any time after the Exchange Time, direct the Escrow Agent to date each Transfer Form and deliver the Certificates and the Transfer Forms to Old Holdco at its offices located at Elphinstone Research Centre, Tranent, East Lothian EH33 2NE, Scotland, together with a request that the Secretary of Old Holdco register New Holdco in the Register of Members and Register of Transfers of Old Holdco as the legal holder of the Old Holdco Shares represented by the Certificates and issue to New Holdco share certificates in respect of the Old Holdco Shares represented by the Certificates. The Escrow Agent shall comply with any such direction by New Holdco immediately upon receipt of such direction. The New Holdco Stockholder Consents shall be delivered to New Holdco in accordance with Section 4.1 of this Agreement.

            (b) If the Exchange Time does not occur on or before the Termination Date, then the Escrow Agent shall return to each Shareholder as promptly as practicable following the Termination Date the Certificates, the Transfer Forms and New Holdco Stockholder Consents deposited with the Escrow Agent by such Shareholder.

      3.4. APPOINTMENT OF REPRESENTATIVE. Each of the Shareholders hereby appoints Ian Sword (the "Representative") as his or her exclusive agent to act on his or her behalf with respect to taking any and all actions specified in or contemplated by this Agreement, including making any amendments to this Agreement, and engaging counsel, accountants or other representatives in connection with the foregoing matters. The Representative shall take, and the Shareholders agree that the Representative shall take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Shareholders with respect to the matters specified, as fully as if the Shareholders were acting on their own behalf, including, without limitation, dealing with New Holdco and the Escrow Agent. New Holdco and the Escrow Agent shall have the right to rely upon all actions taken or omitted to be taken by the Representative consistent with the terms of this Agreement, all of which actions or omissions shall be legally binding upon each of the Shareholders.

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      3.5.  DUTIES OF ESCROW AGENT. The duties and obligations of the Escrow
Agent shall be determined solely by the express provisions of this Agreement and shall be limited to the performance of such duties and obligations as are specifically set forth in this Agreement.

      3.6. RELIANCE. In the performance of its duties under this Agreement, the Escrow Agent shall be entitled to rely upon any document or instrument reasonably believed by him to be genuine and signed by New Holdco or the Representative, as the case may be. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

      3.7. LIABILITY. The Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken under this Agreement in good faith, except in the case of his bad faith, gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with counsel of his choosing (including in-house counsel) and shall not be liable for any act suffered or omitted by him in good faith in accordance with the advice of such counsel. The Escrow Agent shall not be responsible in any manner for any depreciation in the value of the Old Holdco Shares represented by the Certificates.

      3.8. DISPUTES. In the event that the Escrow Agent shall be uncertain as to his duties or rights under this Agreement, or shall receive instructions from any party to this Agreement with respect to the Certificates, the Transfer Forms or the New Holdco Stockholder Consents which, in his opinion, are in conflict with any of the provisions of this Agreement, he shall be entitled to refrain from taking any action until such time as there has been a final determination of the rights of New Holdco and the Representative (or, in the case of individual claims made against a Shareholder, such Shareholder) with respect to the Certificates, Transfer Forms or the New Holdco Stockholder Consents (or relevant portion thereof). For purposes of this Section 3.8, there shall be deemed to have been a final determination of the rights of New Holdco and the Representative (or, in the case of individual claims made against a Shareholder, such Shareholder) with respect to the Certificates, Transfer Forms or the New Holdco Stockholder Consents (or relevant portion thereof) at such time as Escrow Agent shall receive (i) an executed counterpart of an agreement between the Representative (or, in the case of individual claims made against a Shareholder, such Shareholder) and New Holdco or (ii) a copy of a court order or judgment which provides for the disposition of the Certificates, Transfer Forms or the New Holdco Stockholder Consents (or relevant portion thereof).

      3.9. RESIGNATION. The Escrow Agent may at any time resign and be discharged of the duties imposed by this Agreement (but without prejudice for any liability for bad faith, gross negligence or willful misconduct under this Agreement) by giving notice to the Representative and New Holdco at least 30 business days prior to the date specified for such resignation to take effect, in which case, upon the effective date of such resignation:

            (a) all Certificates, Transfer Forms and New Holdco Stockholder Consents then held by the Escrow Agent under this Agreement shall be delivered by it to such Person as may be designated in writing by New Holdco and the Representative, whereupon the Escrow Agent's obligations under this Agreement shall cease and terminate;

            (b) if no such Person has been designated by such date, all obligations of the Escrow Agent under this Agreement shall, nevertheless, cease and terminate, subject to clause (c) below; and

            (c) the Escrow Agent's sole responsibility thereafter shall be to keep all Certificates, Transfer Forms and New Holdco Stockholder Consents then held by him and to deliver the same to the successor escrow agent designated in writing by New Holdco and the Representative.

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


      3.10. REMOVAL OF ESCROW AGENT. New Holdco and the Representative may, upon at least ten business days' prior written notice to the Escrow Agent executed by each of them, dismiss the Escrow Agent and appoint a successor. In such event, the Escrow Agent shall promptly deliver to the successor escrow agent named in such notice the Certificates, Transfer Forms and New Holdco Stockholder Consents. Upon acceptance thereof by such successor escrow agent, and upon reimbursement to the Escrow Agent of all expenses due to him under this Agreement through the date of such delivery, the Escrow Agent shall be released and discharged from all of his duties and obligations under this Agreement, but without prejudice to any liability of the Escrow Agent for his bad faith, gross negligence or willful misconduct under this Agreement.


                                  ARTICLE IV

                                POWER OF ATTORNEY

      4.1. POWER OF ATTORNEY. Effective as of the Exchange Time, each Shareholder hereby irrevocably constitutes and appoints New Holdco, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of such Shareholder and in the name of such Shareholder or in its own name, (i) from time to time in New Holdco's sole discretion to exercise all rights of such Shareholder relating to such Shareholder's Old Holdco Shares, including, without limitation, all voting rights and rights to receive any dividend (where declared after the Exchange
Time) or other entitlement attaching to such Old Holdco Shares, as fully and completely as though New Holdco was the absolute owner of such shares for all purposes and (ii) to date and deliver to New Holdco the New Holdco Stockholder Consents at any time after the day following the day on which such Shareholder becomes the record owner of the Exchange Shares to be issued to such Shareholder pursuant to this Agreement. Each Shareholder declares that all acts and things done by New Holdco in exercising powers under the power of attorney granted pursuant to this Section 4.1 will be as valid as if they had been done by such Shareholder and agrees to ratify and confirm any actions taken by New Holdco in exercising its powers under such power of attorney. Each Shareholder declares that the power of attorney granted pursuant to this Section 4.1 is given for valuable consideration and, subject to Section 2.5 and Section 9.1 is irrevocable.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF NEW HOLDCO

      New Holdco represents and warrants to each Shareholder that:

      5.1. BUSINESS OF NEW HOLDCO. New Holdco does not, and immediately prior to the Exchange Time, New Holdco will not, have any liabilities of any nature whatsoever, except for (i) the expenses which it has paid or incurred in connection with its incorporation, organization and financing of the transactions contemplated by this Agreement and its initial public offering, and for legal and audit services and any other miscellaneous expenses incident to its pre-operating period; and (ii) the liabilities of New Holdco under this Agreement.

      5.2. DUE INCORPORATION. New Holdco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      5.3. AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. New Holdco has full power and authority to (i) enter into this Agreement; and (ii) issue and deliver the Exchange Shares and carry out the other provisions of this Agreement. New Holdco has taken all actions necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of New Holdco under this Agreement and the authorization, issuance and delivery of the Exchange Shares. This Agreement has been duly executed and delivered by New Holdco and constitutes the legal, valid and binding obligation of New Holdco, enforceable against New Holdco in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) require the approval or consent of any governmental or regulatory body or the approval or consent of any other Person; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, the Amended and Restated Certificate of Incorporation of New Holdco or the bylaws of New Holdco, or any statute, law, regulation, order, judgment or decree of or applicable to New Holdco, or any instrument, contract or other agreement to which New Holdco is a party or by or to which it is bound or subject, the effect of which would have a material adverse effect on the business or properties of New Holdco taken as a whole.

      5.4. AUTHORIZED CAPITAL SHARE. The authorized capital share of New Holdco will consist, immediately prior to the Exchange Time, of:

                   (i) 10,000,000 shares of preferred stock, par value $0.01 per share, none of which will be issued and outstanding immediately prior to the Exchange Time; and

                   (ii) 150,000,000 shares of New Holdco Common Stock, none of which will be issued and outstanding immediately prior to the Exchange Time.

      5.5. VALID ISSUANCE. The Exchange Shares, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Based in part upon the representations of the Shareholders in this Agreement, the Exchange Shares will be issued in compliance with all applicable federal and state securities laws.

      5.6. PROCEEDINGS. There is no litigation, action, proceeding or investigation pending or, to the knowledge of New Holdco, threatened against New Holdco.

                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

      Each Shareholder, severally, and not jointly, represents and warrants with respect to itself to New Holdco that:

      6.1. RESTRICTED SECURITIES. Such Shareholder is fully aware that the Exchange Shares to be issued to such Shareholder pursuant to this Agreement have not been registered under the Securities Act or under any applicable state securities laws. Such Shareholder further understands that the Exchange Shares will be issued in reliance on the exemptions from the registration requirements of the Securities Act provided by Regulation D or Regulation S or Rule 802 under the Securities Act and in reliance on exemptions from the registration requirements of certain state securities laws. Such Shareholder understands that New Holdco is relying on the representations and agreements of such Shareholder in this

Agreement for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

      6.2. PURCHASE ENTIRELY FOR OWN ACCOUNT. Such Shareholder will acquire the Exchange Shares for its own account as principal, not for the account of or on behalf of any U.S. Person or any other Person and not with a view to or for resale or distribution, nor with any present intention of selling or otherwise disposing of all or any part of the Exchange Shares. Such Shareholder does not have any agreement or obligation, as of the date of this Agreement, to transfer or otherwise dispose of any Exchange Shares. Such Shareholder agrees that (i) the acquisition of the Exchange Shares is a long-term investment and (ii) such Shareholder may have to bear the economic risk of investment for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and such securities may not be registered, and cannot be resold, pledged, assigned or otherwise disposed of or transferred unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

      6.3. ECONOMIC RISK. Such Shareholder is able to bear the economic risk of the investment of such Shareholder in the Exchange Shares and has such knowledge and experience in financial and business matters, and knowledge of the business of New Holdco, as to be capable of evaluating the merits and risks of the prospective investment.

      6.4. FUTURE PERFORMANCE. Such Shareholder acknowledges and is aware that there is no assurance as to the future performance of New Holdco.

      6.5. EXPERT ADVICE. Such Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares.

      6.6. NO APPROVAL. Such Shareholder is aware that no federal or state agency has (i) made any finding or determination as to the fairness of any aspect of the investment in the Exchange Shares; or (ii) passed on or endorsed the merits of the issuance of the Exchange Shares.

      6.7.  ACCREDITED INVESTOR/NON U.S. PERSON.

            (a) Such Shareholder is an "accredited investor" as defined in Rule 501(a) of Regulation D; or

            (b) (i) such Shareholder is not a U.S. Person and is not an Affiliate of New Holdco, (ii) no offer of the Regulation S Exchange Shares was made to such Shareholder in the United States, (iii) at the time such Shareholder executed this Agreement, such Shareholder was located outside the United States, (iv) such Shareholder, its Affiliates and any Person acting on behalf of such Shareholder or any such Affiliates (A) have not engaged in any Directed Selling Efforts with respect to the Regulation S Exchange Shares, (B) have complied with the Offering Restrictions requirements of Regulation S with respect to the Regulation S Exchange Shares, (C) have complied with all other applicable requirements of Regulation S and state law and (D) have not established, and have no intention to establish, a short position, directly or indirectly, in the Regulation S Exchange Shares; and (v) the transactions contemplated by this Agreement have not been pre-arranged with a purchaser who is located in the United States or is a U.S. Person and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

      6.8. LEGEND, NO PUBLIC MARKET. Such Shareholder acknowledges and agrees that (i) the certificates representing the Exchange Shares, and any securities issued in respect of or in exchange for the Exchange Shares, will contain the legends required by Regulation D or Regulation S, and by the securities laws of any State to the extent such laws are applicable to the shares represented by the certificates so legended; (ii) such Shareholder will have no right to require registration of the Exchange Shares under the Securities Act or any applicable state securities laws and must bear the economic risks of its investment for an indefinite period of time; and
(iii) that there is not now and there may never be any public market for the Exchange Shares, and such Shareholder cannot now and may never be able to avail itself of the benefits of Rule 144 or Rule 144A with respect to the resale of the Exchange Shares.

      6.9. AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Such Shareholder has full power and authority to (i) enter into this Agreement and (ii) carry out its obligations under this Agreement. This Agreement has been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not:
(i) require the approval or consent of any governmental or regulatory body or the approval of or consent of any other person except for approvals or consents required pursuant to securities laws of any state within the United States or any jurisdiction outside of the United States, which approvals or consent such Shareholder has or shall obtain; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under such Shareholder's organization documents (if such Shareholder is not an individual), any statute, regulation, order, judgment or decree of or applicable to such Shareholder, or any instrument, contract or other agreement to which such Shareholder is a party or by or to which such Shareholder is bound or subject, the effect of which would have a material adverse effect on the business and properties of such Shareholder, taken as a whole.


      6.10. OWNERSHIP OF SHARE CAPITAL OF OLD HOLDCO. The number of Ordinary Shares, A Ordinary Shares and B Ordinary Shares set forth opposite such Shareholder's name on Schedule I to this Agreement constitutes all of the shares of Old Holdco owned by such Shareholder as of the date of this Agreement.


                                  ARTICLE VII.

                            COVENANTS OF SHAREHOLDERS

            Each Shareholder, severally, and not jointly, covenants and agrees with respect to itself with New Holdco that:

      7.1. NO DIRECTED SELLING EFFORTS. Such Shareholder shall refrain from engaging, and cause its Affiliates and any Person acting on behalf of such Shareholder or any such Affiliate to refrain from engaging, in any Directed Selling Efforts with respect to any Regulation S Exchange Shares issued to such Shareholder under this Agreement.

      7.2. COMPLIANCE WITH OFFERING RESTRICTIONS. Such Shareholder shall comply, and cause its Affiliates and any Person acting on behalf of such Shareholder or any Affiliate to comply, with offering restrictions applicable to the offer and sale of any Regulation S Exchange Shares issued to such Shareholder under this Agreement, and any other applicable requirements, of Regulation S.

      7.3. NO OFFERS OR SALES IN THE UNITED STATES. Such Shareholder shall refrain, during the Distribution Compliance Period, from offering or selling any of the Regulation S Exchange Shares issued to such Shareholder under this Agreement in the United States, to a U.S. Person or for the account or benefit of a U.S. Person other than in accordance with Rule 903 or Rule 904 of Regulation S.

                                  ARTICLE VIII

                             COVENANTS OF NEW HOLDCO

            New Holdco covenants and agrees with each Shareholder:

      8.1. NO DIRECTED SELLING EFFORTS. New Holdco shall refrain from engaging, and ensure that none of its Affiliates and no Person acting on behalf of New Holdco or any such Affiliate will engage, in any Directed Selling Efforts with respect to the Regulation S Exchange Shares.

      8.2. COMPLIANCE WITH OFFERING RESTRICTIONS. New Holdco shall ensure that all offering restrictions applicable to the offer and sale of the Regulation S Exchange Shares pursuant to this Agreement are thoroughly complied with and satisfied.

      8.3. COMPLIANCE WITH SECURITIES LAWS. New Holdco shall continue to comply, and ensure that its Affiliates and any Person acting on behalf of New Holdco or any Affiliate comply, with all other applicable requirements of Regulation S and state law with respect to the offer, sale and issuance of the Regulation S Exchange Shares hereunder.

      8.4. NO STOP ORDERS. New Holdco shall refrain from issuing any stop transfer order or other order impeding the sale and delivery of the Regulation S Exchange Shares except for a stop order restricting the sale of the Regulation S Exchange Shares into the United States or to, or for the account or benefit of, U.S. Persons during the Distribution Compliance Period.

      8.5. CONDUCT OF BUSINESS PRIOR TO THE EXCHANGE TIME. Between the date of this Agreement and the Exchange Time, other than in connection with the transactions expressly contemplated by this Agreement and as contemplated or disclosed in the prospectus to be issued by New Holdco in connection with the IPO, New Holdco shall not take or suffer or permit any action or omit to take any action which would render untrue any representation or warranty in this Agreement and New Holdco shall conduct its business in the ordinary course in a manner consistent with past practice.

                                  ARTICLE IX..

                                  MISCELLANEOUS

      9.1.  ADDITIONAL SHAREHOLDER COVENANTS.

            (a) Each Shareholder, New Holdco and Old Holdco, severally, and not jointly, covenants and agrees with respect to itself that if either (i) New Holdco does not execute an underwriting agreement in connection with the IPO within five Nasdaq trading days of the date of the Notice of Exchange Time or
(ii) the IPO is not consummated within ten Nasdaq trading days of the Exchange Time (each, a "Trigger Event"), it shall, at the request of any Candover Holder, take all actions reasonably necessary to place each party to this Agreement in the position that such party was in with respect to its relative shareholdings prior to the execution of this Agreement and as though the Candover Holders had not agreed to the deemed operation of the ratchet mechanism contained within the Old Holdco Articles.

            (b) In furtherance of Section 9.1(a) each Shareholder and New Holdco severally, and not jointly, covenants and agrees with respect to itself that following the occurrence of a Trigger Event, it shall, at the request of any Candover Holder, take all actions reasonably necessary to (i) adjust the shareholdings in New Holdco such that such shareholdings reflect the respective shareholdings of the Shareholders in Old Holdco prior to the execution of this Agreement, and as though the Candover Holders had not agreed to the deemed operation of the ratchet mechanism contained within the Old Holdco Articles and
(ii) amend the organizational documents of New Holdco to incorporate provisions that will have the same purpose and effect as the ratchet mechanism contained within the Old Holdco Articles.

            (c) In the event that the shareholdings in New Holdco are adjusted in accordance with Section 9.1(b), each Shareholder and New Holdco severally, and not jointly, covenants and agrees with respect to itself that it shall take all actions that are reasonably necessary to ensure that an investment agreement among New Holdco and the Shareholders is entered into promptly thereafter, which investment agreement shall contain rights, obligations and protections in respect of New Holdco and each of the Shareholders in all material respects the same as those rights, obligations and protections contained within the Investment Agreements in respect of Old Holdco and each of the Shareholders.

      9.2. INVESTMENT AGREEMENTS. Old Holdco and each Shareholder that is a party to (i) that certain Investment Agreement, dated as of September 4, 1999, by and among Old Holdco, Walter Nimmo, Ian Sword and Stewart Leslie, and the entities named on Schedule 2 thereto, and all amendments and supplements thereto (the "1999 Investment Agreement") and (ii) that certain Investment Agreement, dated as of February 2001, by and among Old Holdco, the existing managers named on Schedule 1 thereto and the investors named on Schedule 2 thereto, and all amendments and supplements thereto (the "2001 Investment Agreement," and together with the 1999 Investment Agreement, the "Investment Agreements") hereby, severally, and not jointly, covenants and agrees with respect to itself that each of the Investment Agreements shall automatically terminate and be of no further force or effect upon consummation of the IPO; provided that nothing in this Section 9.2 shall relieve any party to the Investment Agreements from liability for any breach of an Investment Agreement occurring prior to the termination of the Investment Agreements.

      9.3. FEES AND COSTS. Any costs, fees or expenses incurred by any party to this Agreement that are solely and directly related to the transactions contemplated by this Agreement shall be borne by New Holdco.

      9.4. FORCE MAJEURE. No party shall be liable for any delay or failure to perform its obligations under this Agreement, when such delay or failure is caused by war, invasion, insurrection, blockade, embargo, riot, flood, earthquake, act of God, fire, strike, act of government or governmental agency, interference of civil or military authorities, or other cause of a like kind beyond their control.

      9.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute this Agreement.

      9.6. SECTION HEADINGS; EXHIBITS. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.

      9.7. NO WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

      9.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with English law and the parties to this Agreement irrevocably submit to the non-exclusive jurisdiction of the English Courts.

      9.9. ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and contains the sole and entire agreement between the parties hereto with respect to the share exchange contemplated by this Agreement.

      9.10. AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of New Holdco, the Escrow Agent, the Candover Holders and the Representative.

      9.11. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      9.12. NOTICES. All notices, requests, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given only if delivered personally, by telecopier after receipt of mechanical confirmation of transmission, by nationally-recognized overnight courier or mailed (certified mail postage prepaid, return receipt requested) to the parties at their respective addresses indicated on the Schedule I to this Agreement or the signature pages to this Agreement, as applicable. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9.12, be deemed given upon delivery, and
(ii) if delivered by overnight courier, mail or telecopier in the manner described above to the address as provided in this Section 9.12, be deemed given upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

      9.13. THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right, except as expressly provided in this Agreement.

      9.14. CONFIDENTIALITY. Without the prior written consent of the other party, no party hereto may disclose this Agreement, any of the terms or provisions hereof to any other person not a party to this Agreement, except that which may be required by law or the rules of any stock exchange or other market on which a party's securities may be traded, and except that the parties may disclose the terms of this Agreement to the officers and directors of such party, and auditors, potential investors, acquirors, investment bankers, underwriters, licensors or licensees who agree to keep such information strictly confidential and not use such information for any other purpose other than in connection with their assistance of such party in connection with this Agreement. If the information to which this Section 9.14 relates becomes generally available to the public by any means other than breach of this Section 9.14, then this Section 9.14 shall become null and void with respect to such information and shall have no further effect with respect to such information.

      9.15. SPECIFIC PERFORMANCE. The parties hereby acknowledge, without prejudice to the right of any party to claim damages in respect of any breach of the terms of this Agreement, that damages may not always be an appropriate remedy and each party hereby agrees and acknowledges that any other party shall have the right to apply for and obtain an order for specific performance, injunction or other form of injunctive or interim relief in respect of any actual, prospective or threatened breach of the terms of this Agreement.

      9.16. GENDER AND PERSON. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require.

      9.17. SUCCESSORS AND ASSIGNS; TRANSFERS BY TRUSTEES. This Agreement shall be binding upon and inure to the benefit of the legal representative, successors and permissible assigns of the parties hereto, whether so expressed or not, except as specifically otherwise provided.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE I

                                           OLD HOLDCO SHARES                                EXCHANGE
                                           -----------------                                SHARES
                                                                                             ------

     NAME AND ADDRESS OF                      ORDINARY      A ORDINARY       B ORDINARY
         STOCKHOLDER                            SHARES         SHARES          SHARES
         -----------                            ------         ------          ------

Candover Stockholders

Candover Investments PLC                                       75,960            -            1,959,425

   20 Old Bailey
   London EC4M 7 LN
   United Kingdom

Candover (Trustees) Limited                                    8,439             -             217,688

   20 Old Bailey
   London EC4M 7 LN
   United Kingdom

Candover 1997 UK No. 1                                        247,122            -            6,374,631
Limited Partnership

   20 Old Bailey
   London EC4M 7 LN
   United Kingdom

Candover 1997 UK No. 2                                         76,975            -            1,985,607
Limited Partnership

   20 Old Bailey
   London EC4M 7 LN
   United Kingdom

Candover 1997 US No. 1                                        205,175            -            5,292,588
Limited Partnership

   20 Old Bailey
   London EC4M 7 LN
   United Kingdom

Candover 1997 US No. 2                                         69,039            -            1,780,894
Limited Partnership

   20 Old Bailey
   London EC4M 7 LN
   United Kingdom

Candover 1997 US No. 3                                         34,687            -             894,768
Limited Partnership

   20 Old Bailey
   London EC4M 7 LN
   United Kingdom

Other Stockholders

Dalame Resources S.A.                                           6,340            -             163,543

   c/o  Royal Bank of Scotland plc,

   7th floor, 135 Bishopsgate,
   London EC2M 3UR
   United Kingdom

John Urquhart                                                   4,282            -             110,456

   C/o  Inveresk Research Group, Inc.

   11000 Weston Parkway
   Suite 100
   Cary, North Carolina 27513

Ian Sword                                14,453                  --                  --              798,111

   C/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Walter Nimmo                             31,797                  --                  --            1,755,866

   C/o  Inveresk Research Group, Inc.
   11000 Weston Parkway
   Suite 100
   Cary, North Carolina 27513

Rathbone Jersey Limited                   5,460                  --                  --              301,507

   Seaton House
   Seaton Place
   St. Helier, Jersey JE1 1BG
   Channel Islands

Alastair McEwan                           3,000                  --                  --              165,663

   C/o  Inveresk Research Group, Inc.
   11000 Weston Parkway
   Suite 100
   Cary, North Carolina 27513

Brian Bathgate                            3,000                  --                  --              165,663

   C/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Stewart Leslie                            8,672                  --                  --              478,878

   C/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Norma Kellett                             3,000                  --                  --              165,663

   c/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Doreen Davidson                        3,000                  --                  --            165,663

   c/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Brian Cameron                          3,000                  --                  --            165,663

   c/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Malcolm MacNaughton                    3,000                  --                  --            165,663

   c/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Steve Freestone                        3,000                  --                  --            165,663

   c/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Alan Johnston                          3,000                  --                  --            165,663

   c/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Duncan Lawrence                        3,000                  --                  --            165,663

   c/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

Rick Greenough                         3,000                  --                  --            165,663

   c/o Inveresk Research Group Limited
   Tranent EH33 2NE
   Scotland, United Kingdom

      IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

                INVERESK RESEARCH GROUP, INC.



                By: ______________________________________
                    Name:
                    Title:

                   Address for Notices:11000 Weston Parkway
                                       Suite 100
                                       Cary, N.C. 27513
                with a copy (which shall not constitute notice) to:

                   Clifford Chance Rogers & Wells LLP
                   200 Park Avenue
                   New York, NY  10166
                   Attn:  John A. Healy
                          Karl A. Roessner

            IN WITNESS WHEREOF, the parties have executed this Amended and Restated Exchange Agreement as of the date first written above.

Signed by Paul Cowan, solely in
his capacity as escrow agent, in the presence of this witness:


  /s/ Paul Cowan                         /s/ Maureen J. Ryan
-------------------------------       ----------------------------------
Name: Paul Cowan                       Name of Witness: Maureen J. Ryan





                                       Address for Notices:11000 Weston Parkway
                                                           Suite 100
                                                           Cary, N.C. 27513

      IN WITNESS WHEREOF, the parties have executed this Amended and Restated Exchange Agreement as of the date first written above.


Signed for and on behalf of
Candover Investments PLC in
the presence of this witness:


By: /s/ M.S. Gumienny                 /s/ Alistair C. Peel
   ----------------------------       ----------------------------------
Name: M.S. Gumienny                   Name of Witness: A.C. Peel
      Director
      Candover Investments PLC


Signed for and on behalf of Candover
(Trustees) Limited in the presence
of this witness:


By: /s/ M.S. Gumienny                 /s/ Alistair C. Peel
   ----------------------------       ----------------------------------
Name: M.S. Gumienny                   Name of Witness: A.C. Peel
      Candover (Trustees) Limited




Signed for and on behalf of Candover 1997
UK No.1 Limited Partnership in the presence of this witness:


By: /s/ M.S. Gumienny                 /s/ Alistair C. Peel
   ----------------------------       ----------------------------------
Name: M.S. Gumienny                   Name of Witness: A.C. Peel
      Director
      Candover Partners Limited as
      general partner of the Candover
      1997 UK No. 1 Limited Partnership


Signed for and on behalf of
Candover 1997 UK No. 2 Limited Partnership in the presence of this witness:




By: /s/ M.S. Gumienny                 /s/ M.S. Gumienny
   ----------------------------       ----------------------------------
Name: M.S. Gumienny                   Name of Witness:
      Director
      Candover Partners Limited as
      general partner of the Candover
      1997 UK No. 2 Limited Partnership

Signed for and on behalf of Candover
1997 US No. 1 Limited Partnership
in the presence of this witness:



By:   /s/ M.S. Gumienny               /s/ Alistair C. Peel
   ----------------------------       ----------------------------------
Name: M.S. Gumienny                   Name of Witness:  A.C. Peel
      Director
      Candover Partners Limited
      as the general partner of
      Candover 1997 US No. 1
      Limited Partnership



Signed for and on behalf of Candover
1997 US No. 2 Limited Partnership
in the presence of this witness:



By:   /s/ M.S. Gumienny               /s/ Alistair C. Peel
   ----------------------------       ----------------------------------
Name: M.S. Gumienny                   Name of Witness:  A.C. Peel
      Director
      Candover Partners Limited
      as the general partner of
      Candover 1997 US No. 2
      Limited Partnership



Signed for and on behalf of Candover
1997 US No. 3 Limited Partnership
in the presence of this witness:



By:   /s/ M.S. Gumienny               /s/ Alistair C. Peel
    ---------------------------       ----------------------------------
Name: M.S. Gumienny                   Name of Witness:  A. C. Peel
      Director
      Candover Partners Limited
      as the general partner of
      Candover 1997 US No. 3
      Limited Partnership



Signed for and on behalf of Dalame Resources S.A.:

             *
-------------------------------



Signed by Ian Sword in the presence of this witness:


      /s/ Ian Sword                   /s/ Ewan Gilchrist
-------------------------------       ----------------------------------
Name: Ian Sword                       Name of Witness:  Ewan Gilchrist

Signed by John Urquhart:



               *
-------------------------------




Signed by Walter Nimmo

               *
-------------------------------





Signed by Stewart Leslie:



               *
-------------------------------




Signed by Alastair McEwan:



               *
-------------------------------




Signed by Brian Bathgate:



               *
-------------------------------



Signed by Norma Kellett:



               *
-------------------------------

Signed by Doreen Davidson:



               *
-------------------------------




Signed by Brian Cameron:



               *
-------------------------------




Signed by Malcolm Macnaughton:



               *
-------------------------------




Signed by Steve Freestone:




               *
-------------------------------




Signed by Alan Johnston:



               *
-------------------------------

Signed by Duncan Lawrence:





               *
-------------------------------




Signed by Rick Greenough:




               *
-------------------------------



Signed for and on behalf of Rathbone Jersey
Limited:

               *
-------------------------------





*By:  /s/ Ian P. Sword                           /s/ Ewan Gilchrist
    ---------------------------                 ------------------------------
Name: Ian P. Sword                              Name of Witness: Ewan Gilchrist
      Attorney-in-Fact

Acknowledged and agreed by Inveresk Research Group Limited solely for the purpose of Section 9.1 and 9.2 in the presence of this witness:


By: /s/ Walter S. Nimmo               /s/ Ewan Gilchrist
   ____________________________       __________________________________
Name: Walter S. Nimmo                  Name of Witness: Ewan Gilchrist
Title:
Chief Executive Officer